Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Rocky Mountain Chocolate Factory, Inc.'s Registration Statement on Form S-8 (File Nos. 333-145986, 333-191729, and 333-206534) of our report dated May 23, 2017, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ EKS&H LLLP

May 23, 2017

Denver, Colorado